CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-     ) pertaining to the Matrix Service Company 1991 Stock
Option Plan of our report dated August 15, 1997, with respect to the consolidated financial statements of Matrix Service Company included in its Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.

Tulsa, Oklahoma
June 15, 1998



                            ERNST & YOUNG L.L.P.